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MECH Financial, Inc.
Exhibit 1

April 2, 1998

Mr. Thomas M. Wood
Executive Vice President and Treasurer
MECH Financial, Inc.
100 Pearl Street
Hartford, CT  06103


Dear Mr. Wood:

This is to confirm that the client-auditor relationship between MECH Financial, Inc. and Coopers & Lybrand L.L.P. has ceased.

Sincerely,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.